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                                                            EXHIBIT 99


                   [CROWN NEWS RELEASE LETTERHEAD]



                                       Press/Shareholder Inquiries:
FOR IMMEDIATE RELEASE                  J. STEVEN WISE, Manager,
Baltimore, Maryland-NOVEMBER 30, 2000  Corporate & Government Affairs
                                       (410) 659-4859


                    Crown Central Talks Continue
                    ----------------------------

	On August 24, 2000, Crown Central Petroleum Corporation invited Apex Oil Company to present a definitive proposal for the acquisition of Crown.
Crown's Board of Directors has on two prior occasions extended the time for Apex to commence its proposal.

	Crown announced today that it is discussing the Company's strategic alternatives with Rosemore, Inc. and with Apex, the two stockholders with the largest voting positions in the Company.

	Headquartered in Baltimore, Maryland since 1930, Crown operates two Texas refineries with a total capacity of 152,000 barrels per day, 329 Crown gasoline stations and convenience stores in the Mid-Atlantic and Southeastern U.S., and 13 product terminals along the Colonial, Plantation and Texas
Eastern Products pipelines.


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